Exhibit 10.6EE

SECOND AMENDMENT (the "Second Amendment"), dated as of February 7, 2018, among WESTROCK COMPANY (the "Borrower"), the entities executing this Second Amendment as guarantors (collectively, the "Guarantors"), and SUMITOMO MITSUI BANKING CORPORATION (the "Bank"), to the between the Borrower and the Bank.

RECITALS.

WHEREAS, the Borrower and the Bank entered into that certain Uncommitted and Revolving Credit Line Agreement dated as of December 1, 2015, as amended by the First Amendment dated as of February 10, 2017 (as heretofore amended, the "Agreement"); and

WHEREAS, the Guarantors executed that certain Guarantee dated as of December 1, 2015 in favor of the Bank (the "Guarantee"); and

WHEREAS, the Borrower has requested that the Bank make certain modifications to the Agreement; and

WHEREAS, the Bank has agreed to such modifications to the Agreement subject to the execution and delivery by the Borrower and the Guarantors of this Second Amendment;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Definitions.  All terms used herein which are not otherwise defined herein shall have the meanings set forth in the Agreement.

Section 2.Amendment.  In Section 1.01 of the Agreement (captioned, "Defined Terms"), the defined term "FINAL MATURITY DATE" is hereby amended and restated in its entirety to read as follows:

"FINAL MATURITY DATE" means February 12, 2019.

Section 3.References to Loan Documents.  All references in the Loan Documents to the Agreement shall be deemed a reference to the Agreement as modified and amended herein.

Section 4.Consent of Guarantors.  By execution of this Second Amendment, the Guarantors hereby expressly consent to the modifications and amendments relating to the Agreement as set forth herein, and each Guarantor hereby acknowledges, represents and agrees that the Guarantee remains in full force and effect and constitutes the valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, that the Guarantee extends to and applies to the Agreement as modified and amended by this Second Amendment, and that the execution and delivery of this Second Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of the Guarantors' obligations under the Guarantee.

Section 5.  Representations and Warranties.  The Borrower and the Guarantors represent and warrant to the Bank as follows:

(a)Authorization.  The execution and delivery of this Second Amendment and the transactions contemplated hereby are within the Borrower's corporate powers, have been duly authorized, and will not contravene or conflict with (i) its charter or by-laws (or such other organizational and governing documents as may be applicable) or (ii) any material agreement, material instrument or material document to which the Borrower is a party or by which the Borrower or any of its Property is bound or affected, except with respect to any contravention or conflict referred to in clause (ii), to the extent such contravention or breach would not reasonably be likely to have a Material Adverse Effect.

(b) Enforceability.  This Second Amendment constitutes the valid and legally binding obligations of the Borrower and the Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights.

(c) Approvals.  No approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary in connection with the execution, delivery, performance or enforcement of this Second Amendment, except as may have been obtained and certified copies of which have been delivered to the Bank and except those approvals, consents, exemptions, actions, notices or filings the failure of which to obtain or make would not reasonably be likely to have a Material Adverse Effect.

(d) Reaffirmation.  The representations and warranties made in the Loan Documents by and with respect to the Borrower or the Guarantors are true and correct in all material respects as if such representations and warranties were made as of the date hereof.

Section 6.No Default.  By execution hereof, each of the Borrower and the Guarantors certify that it is and will be in compliance with all of its respective covenants under the Loan Documents after the execution and delivery of this Second Amendment, and that no Default or Event of Default has occurred and is continuing.

Section 7. Waiver of Claims.  Each of the Borrower and the Guarantors acknowledges, represents, and agrees that the Borrower and the Guarantors have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or any acts or omissions of Bank, or any past or present officers, agents or employees of Bank, and each of the Borrower and the Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

Section 8. Ratification.  Except as hereinabove set forth, all terms, covenants, and provisions of the Agreement, the Guarantee and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Agreement as modified and amended herein.  Nothing in this Second Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment, or substitution of the indebtedness evidenced by the Note or the other obligations of the Borrower and the Guarantors under the Loan Documents.

Section 9. Amendment as Loan Document.  This Second Amendment shall constitute a Loan Document.

Section 10.Effectiveness of Amendment.  This Second Amendment shall be effective upon the execution and delivery hereof by Borrower, Guarantors, and the Bank.

Section 11. Counterparts.  This Second Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

Section 12. Miscellaneous.  This Second Amendment shall be construed and enforced in accordance with the laws of the State of New York.  This Second Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

Westrock Company

By:              /s/ John D. Stakel

Name:  John D. Stakel

Title:  Senior Vice President and Treasurer

GUARANTORS:

WESTROCK RKT COMPANY

By:              /s/ John D. Stakel

Name:  John D. Stakel

Title:  Senior Vice President and Treasurer

WESTROCK MWV, LLC

By:             /s/ John D. Stakel

Name:  John D. Stakel

Title:  Senior Vice President and Treasurer

BANK:

SUMITOMO MITSUI BANKING CORPORATION

By:        /s/ Katsuyuki Kubo

Name:  Katsuyuki Kubo

Title:    Managing Director